Exhibit 4.8

EXECUTION VERSION

SMITHFIELD FOODS, INC.

AND

U.S. BANK NATIONAL ASSOCIATION,

AS TRUSTEE

4.00% Convertible Senior Notes due 2013

SECOND SUPPLEMENTAL INDENTURE

Dated as of July 8, 2008

i

Section 11.07.	Ordinary Course of Business Relationship	53

SCHEDULE A	Additional Shares Computation Table
EXHIBIT A	Form of the Security

CROSS-REFERENCE TABLE

TIA Section		Supplemental Indenture Section
310	(a)(1)	N.A.
	(a)(2)	N.A.
	(a)(3)	N.A.
	(a)(4)	N.A.
	(b)	N.A.
	(c)	N.A.
311	(a)	N.A.
	(b)	N.A.
	(c)	N.A.
312	(a)	N.A.
	(b)	N.A.
	(c)	N.A.
313	(a)	N.A.
	(b)(1)	N.A.
	(b)(2)	N.A.
	(c)	N.A.
	(d)	N.A.
314	(a)	3.02(c)
	(b)	N.A.
	(c)(1)	N.A.
	(c)(2)	N.A.
	(c)(3)	N.A.
	(d)	N.A.
	(e)	N.A.
315	(a)	N.A.
	(b)	5.02
	(c)	N.A.
	(d)	N.A.
	(e)	N.A.
316	(a)(last sentence)	N.A.
	(a)(1)(A)	5.05
	(a)(1)(B)	5.12
	(a)(2)	N.A.
	(b)	5.07
317	(a)(1)	5.08
	(a)(2)	5.09
	(b)	2.04
318	(a)	N.A.

N.A.	means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Supplemental Indenture.

v

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 8, 2008, between SMITHFIELD FOODS, INC., a corporation duly organized and existing under the laws of the Commonwealth of Virginia (the “Company”), and U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States of America and having a corporate trust office in Atlanta, Georgia (the “Trustee”), as Trustee.

RECITALS OF THE COMPANY

WHEREAS, the Company deems it necessary to issue from time to time for its lawful purposes senior debt securities evidencing its unsecured and unsubordinated indebtedness, which may or may not be convertible into or exchangeable for any securities of any Person (including the Company);

WHEREAS, the Company has for such purposes heretofore entered into an Indenture, dated as of June 1, 2007, with the Trustee (the “Original Indenture,” and collectively with the First Supplemental Indenture, dated as of June 22, 2007, between the Company and the Trustee (the “First Supplemental Indenture”) and this Supplemental Indenture and as may be further amended and supplemented from time to time, the “Indenture”);

WHEREAS, the Original Indenture is incorporated herein by this reference;

WHEREAS, the Indenture provides for the issuance from time to time of new series of securities, unlimited as to principal amount, to bear such rates of interest, to mature at such times and to have such other provisions as shall be fixed in accordance with the provisions of the Indenture, and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

WHEREAS, pursuant to Section 301 of the Original Indenture, the Company wishes to provide for the issuance of a new series of Securities to be known as its 4.00% Convertible Senior Notes due 2013 (the “Securities”), the form and terms of such Securities and the terms, provisions and conditions thereof to be set forth as provided in this Supplemental Indenture;

WHEREAS, this Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Supplemental Indenture and shall, to the extent applicable, be governed by such provisions; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, and a valid amendment and supplement to the Original Indenture, have been done.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of the Holders of the series of Securities established hereby, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Relation to Original Indenture. The Original Indenture, as supplemented by the First Supplemental Indenture and this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed an integral part of the Original Indenture in the manner and to the extent herein and therein provided. In the event that conflict arises between the terms of the Original Indenture and the terms of this Supplemental Indenture, the terms of this Supplemental Indenture shall be controlling and supersede such conflicting terms of the Original Indenture. Unless otherwise specifically modified or amended hereby, the terms of the Original Indenture shall in full force and effect with respect to the Securities.

Section 1.02. Definitions.

(a) For all purposes of this Supplemental Indenture and any Securities issued hereunder:

(i) Capitalized terms used herein without definition shall have the meanings specified in the Original Indenture;

(ii) Each reference to “Indenture” in this Supplemental Indenture shall mean the provisions of the Original Indenture and future amendments and supplements to the Original Indenture, including this Supplemental Indenture, applicable to the Securities and exclusive of amendments and supplements that relate to future issuances of other series of securities issued at a later date under the Indenture;

(iii) All references in this Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture and, where so specified, to the Articles and Sections of the Original Indenture as supplemented, amended or modified by this Supplemental Indenture;

(iv) All references in the Original Indenture to Articles and Sections in the Original Indenture shall for purposes of the Securities be deemed references to the Articles and Sections of the Original Indenture as supplemented, amended or modified by this Supplemental Indenture, including a deemed reference to a different section number in this Supplemental Indenture that supplements, amends or modifies a Section in the Original Indenture; and

(v) The terms “above,” “below,” “hereof,” “herein,” “hereby,” “hereto,” “hereunder” and “herewith” in this Supplemental Indenture refer to this Supplemental Indenture.

(b) For all purposes of this Supplemental Indenture, the following terms shall have the following definitions and shall supersede any such definitions of the same terms in the Original Indenture:

“Additional Interest” means all amounts, if any, payable pursuant to Section 5.02.

“Additional Shares” has the meaning ascribed to it in Section 9.03(a).

“Adjustment Event” has the meaning ascribed to it in Section 9.02(k).

“Agent Member,” or Agent Members has the meaning ascribed to it in Section 2.06.

“Beneficial Owner” shall mean any person who is considered a beneficial owner of a security in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York or Atlanta, Georgia is closed.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $0.50 per share, of the Company existing on the Issue Date or any other shares of capital stock into which such common stock shall be reclassified or changed.

“Company” means Smithfield Foods, Inc.

“Company Notice” has the meaning ascribed to it in Section 8.02(a).

“Company Notice Date” has the meaning ascribed to it in Section 8.02(a).

“Conversion Agent” means the office or agency appointed by the Company where Securities may be presented for conversion. The Conversion Agent appointed by the Company shall initially be the Trustee.

“Conversion Date” means the date of conversion of any Holder’s Securities pursuant to Section 9.01(b).

“Conversion Payment Trading Day” shall mean a day on which (i) there is no Market Disruption Event and (ii) trading generally in the Common Stock (or other security for which a Daily VWAP must be determined) occurs on the New York Stock Exchange or, if the Common Stock (or other security for which a Daily VWAP must be determined) is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock (or other security for which a Daily VWAP must be determined) is then listed or, if the Common Stock (or other security for which a Daily VWAP must be determined) is not then listed on a U.S. national or regional securities exchange, in the principal other market on which the Common Stock (or other security for which a Daily VWAP must be determined) is then traded. If the Common Stock (or other security for which a Daily VWAP must be determined) is not so listed or traded, “Conversion Payment Trading Day” means a “Business Day”.

“Conversion Price” means, in respect of each $1,000 principal amount of Securities, $1,000 divided by the Conversion Rate, as may be adjusted from time to time as set forth herein.

“Conversion Rate” means, in respect of each $1,000 principal amount of Securities, initially 44.0820 shares of Common Stock, subject to adjustments as set forth herein.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Daily Conversion Value” means, for each of the 40 consecutive Trading Days during the Observation Period, 1/40th of the product of (1) the applicable Conversion Rate and (2) the Daily VWAP of the Common Stock (or the consideration into which the Common Stock has been converted in connection with transactions to which Section 9.04 is applicable) on such day.

“Daily Settlement Amount”, for each of the 40 Trading Days during the Observation Period, shall consist of:

(i) cash equal to the lesser of $25 and the Daily Conversion Value; and

(ii) to the extent the Daily Conversion Value exceeds $25, a number of shares of Common Stock (the “Maximum Deliverable Shares”) equal to (A) the difference between the Daily Conversion Value and $25, divided by (B) the Daily VWAP for the Common Stock (or the consideration into which the Common Stock has been converted in connection with transactions to which Section 9.04 is applicable) for such day.

“Daily VWAP” for the Common Stock (or other security for which a Daily VWAP must be determined) means, for each of the 40 consecutive Trading Days during the Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “SFD.N <equity> AQR” (or its equivalent successor if such page is not available or the equivalent page for such other security as determined by the Company) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock (or other security for which a Daily VWAP must be determined) on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for such purpose by the Company). Daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session hours.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning ascribed to it in Section 2.07.

“Definitive Securities” means certificated Securities that are not Global Securities.

“Determination Date” has the meaning ascribed to it in Section 9.02(k).

“DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company pursuant to the terms of this Supplemental Indenture.

“Effective Date” means the date on which the Fundamental Change occurs or becomes effective.

“Event of Default” has the meaning ascribed to it in Section 5.02.

“Ex-Dividend Date” means the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant dividend, issuance or distribution from the seller of the Common Stock to its buyer.

“Expiration Time” has the meaning ascribed to it in Section 9.02(e).

“First Supplemental Indenture” has the meaning ascribed to it in the recitals of this Supplemental Indenture.

A “Fundamental Change” shall be deemed to have occurred at the time after the Securities are originally issued that any of the following occurs:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, any Subsidiary of the Company or any employee benefit plans of the Company or a Subsidiary of the Company files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act disclosing that such person has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting power of all shares of the Company’s common equity entitled to vote generally in the election of directors of the Company, unless such beneficial ownership arises as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act; and provided, that no person or group shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or group until such tendered securities are accepted for purchase or exchange under such offer; or

(2) consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets or (B) any statutory share exchange, consolidation or merger involving the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, to any person other than one or more of the Company’s Subsidiaries, other than any transaction:

(I) involving a consolidation or merger that does not result in a reclassification, conversion, exchange or cancellation of the outstanding Common Stock; or

(II) that is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity;

(3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

(4) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(5) the first day on which the Common Stock (or other capital stock into which the Securities are then convertible pursuant to the terms of this Supplemental Indenture) ceases to be listed on the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market;

provided, that a Fundamental Change as a result of clause (1) or (2) above will not be deemed to have occurred, however, if 100% of the consideration received or to be received by the holders of Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in connection with the transaction or transactions constituting the Fundamental Change consists of shares of capital stock traded on the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market or which will be so traded when issued or exchanged in connection with the transaction that would otherwise be a Fundamental Change (these securities being referred to as “Publicly Traded Securities”) and as a result of this transaction or transactions the Securities become convertible into such Publicly Traded Securities, excluding cash payments for fractional shares, pursuant to the terms of this Supplemental Indenture.

“Fundamental Change Purchase Date” has the meaning ascribed to it in Section 8.01.

“Fundamental Change Purchase Notice” has the meaning ascribed to it in Section 8.01.

“Fundamental Change Purchase Price” has the meaning ascribed to it in Section 8.01.

“Global Securities” means certificated Securities in global form, without interest coupons, substantially in the form of Exhibit A hereto and registered in the name of DTC.

“Indenture” has the meaning ascribed to it in the recitals of this Supplemental Indenture.

“Issue Date” means July 8, 2008.

“Last Reported Sale Price” of the Common Stock on any Trading Day means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) of the Common Stock on that Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant Trading Day, the Last Reported Sale Price will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant Trading Day as reported by Pink Sheets LLC or similar organization selected by the Company. If the Common Stock is not so quoted, the Last Reported Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for such purpose.

“Market Disruption Event” means (i) a failure by the primary U.S. national or regional securities exchange or other market on which the Common Stock (or other security for which a Daily VWAP must be determined) is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Trading Day for the Common Stock (or other security for which a Daily VWAP must be determined) for an aggregate one half hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock (or other security for which a Daily VWAP must be determined) or in any options, contracts or future contracts relating to the Common Stock (or other security for which a Daily VWAP must be determined).

“Material Indebtedness” is indebtedness (other than indebtedness under the Securities) of the Company in an aggregate principal amount exceeding $25,000,000.

“Maximum Deliverable Shares” is defined under the definition of “Daily Settlement Amount” in this Section 1.02.

“Measurement Period” has the meaning ascribed to it in Section 9.01(a)(ii).

“Observation Period” with respect to any Security surrendered for conversion means (i) for Securities with a Conversion Date occurring prior to the 45th Scheduled Trading Day immediately preceding June 30, 2013, the 40 consecutive Trading Day period beginning on, and including, the third Trading Day after the related Conversion Date; and (ii) for Securities with a Conversion Date occurring on or after the 45th Scheduled Trading Day immediately preceding June 30, 2013, the 40 consecutive Trading Days beginning on and including the 42nd Scheduled Trading Day immediately preceding June 30, 2013.

“Original Indenture” has the meaning ascribed to it in the recitals of this Supplemental Indenture.

“Paying Agent” has the meaning ascribed to it in Section 2.03.

“Prospectus” means the prospectus, dated June 14, 2007, as supplemented by the prospectus supplement, dated July 1, 2008, relating to the offering by the Company of the Securities.

“Publicly Traded Securities” has the meaning provided in the definition of Fundamental Change in this Section 1.02.

“Record Date” means, in respect of a dividend or distribution to holders of Common Stock, the date fixed for determination of holders of Common Stock entitled to receive such dividend or distribution.

“Reference Property” has the meaning ascribed to it in Section 9.04(a).

“Registrar” has the meaning ascribed to it in Section 2.03.

“Regular Record Date” for the payment of interest on the Securities (including Additional Interest, if any), means the June 15 (whether or not a Business Day) next preceding an interest payment date on June 30 and the December 15 (whether or not a Business Day) next preceding an interest payment date on December 30.

“Reorganization Event” has the meaning ascribed to it in Section 9.04(a).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” has the meaning ascribed to it in the recitals of this Supplemental Indenture.

“Securities Custodian” means the custodian with respect to the Global Securities (as appointed by DTC), or any successor Person thereto and shall initially be the Trustee.

“Securities Register” means the register of Securities, maintained by the Registrar, pursuant to Section 2.03.

“Settlement Amount” has the meaning as ascribed to it in Section 9.01(c).

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading; provided that if the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a “Business Day.”

“Special Interest Payment Date” has the meaning ascribed to it in Section 2.07.

“Special Record Date” has the meaning ascribed to it in Section 2.07.

“Spin-Off” has the meaning ascribed to it in Section 9.02(c).

“Stated Maturity” means June 30, 2013.

“Stock Price” means, with respect to a Fundamental Change, the price per share of Common Stock paid in connection with such Fundamental Change, which shall be equal to (i) if such Fundamental Change is a transaction set forth in clause (1) or (2) of the definition thereof, and holders of Common Stock receive only cash in such Fundamental Change, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Effective Date.

“Successor Company” has the meaning ascribed to it in Section 4.02(a).

“Supplemental Indenture” has the meaning ascribed to it in the first paragraph of this Supplemental Indenture.

“TIA” stands for Trust Indenture Act of 1939, as amended.

“Trading Day” means a day during which trading in securities generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or admitted for trading or, if the Common Stock is not then listed or admitted for trading on a U.S. national or regional securities exchange, in the principal other market on which the Common Stock is then traded; provided that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a “Business Day.”

“Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations obtained by the Trustee for $5,000,000 principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that, if three such bids cannot reasonably be obtained by the Trustee but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Securities from any of such nationally recognized securities dealers on any day during the Measurement Period, then the Trading Price per $1,000 principal amount of Securities on such day will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. If the Company does not so instruct the Trustee to obtain bids when required, the Trading Price per $1,000 principal amount of the Securities will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each day the Company has failed to do so.

“Trustee” means U.S. Bank National Association.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and having direct responsibility for the administration of this Supplemental Indenture.

Section 1.03. Incorporation by Reference of Trust Indenture Act. This Supplemental Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Supplemental Indenture. The following TIA terms have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Securities.

“obligor” on the Securities means the Company and any other obligor on the Securities.

All other TIA terms used in this Supplemental Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.04. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

(8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

ARTICLE 2

THE SECURITIES

Section 2.01. Title; Amount and Issue of Securities; Principal and Interest.

(a) The Securities shall be known and designated as the “4.00% Convertible Senior Notes due 2013” of the Company. The aggregate principal amount of Securities which may be authenticated and delivered under this Supplemental Indenture is initially limited to $400,000,000, except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Securities pursuant to Sections 303, 304, 305 or 306 of the

Original Indenture or Sections 2.01(b), 7.03, 7.06, or 9.01 of this Supplemental Indenture; provided that additional Securities may be issued in an unlimited aggregate principal amount from time to time thereafter as set forth pursuant to Section 2.01(b) of this Supplemental Indenture. The Securities shall be issuable in denominations of $1,000 or integral multiples thereof.

(b) At any time and from time to time after the execution and delivery of this Supplemental Indenture, the Company may deliver Securities executed by the Company in an unlimited aggregate principal amount to the Trustee for authentication in accordance with Section 303 of the Original Indenture, and the Trustee in accordance with Section 303 of the Original Indenture and any Company Order shall authenticate and deliver such Securities as in the Indenture provided and not otherwise. All Securities issued on the Issue Date shall be identical in all respects with any such Securities authenticated and delivered thereafter, other than issue prices, issue dates, the date from which interest accrues or other identifying notations and any changes relating thereto. Notwithstanding anything to the contrary contained in this Supplemental Indenture, all Outstanding Securities issued under this Supplemental Indenture shall vote and consent together on all matters as one class and no Outstanding Securities issued under this Supplemental Indenture will have the right to vote or consent as a separate class on any matter.

(c) The Securities shall mature on June 30, 2013.

(d) Interest on the Securities shall accrue from and including the date specified on the face of such Securities until the principal thereof is paid or made available for payment. Interest shall be payable semi-annually in arrears on and June 30 and December 30 in each year, commencing December 30, 2008. If any interest payment date falls on a day that is not a Business Day, such interest payment date shall be postponed to the next succeeding Business Day and no interest on such payment will accrue for the period from the interest payment date to such next succeeding Business Day. If the Stated Maturity would fall on a day that is not a Business Day, the required payment of interest, if any, and principal (and Additional Interest, if any), will be made on the next succeeding Business Day and no interest on such payment will accrue for the period from and after the Stated Maturity to such next succeeding Business Day. If a Fundamental Change Purchase Date would fall on a day that is not a Business Day, the Company will purchase the Securities tendered for purchase on the next succeeding Business Day and no interest or Additional Interest on such Securities will accrue for the period from and after the earlier Fundamental Change Purchase Date to such next succeeding Business Day. The Company will pay the Fundamental Change Purchase Price promptly following the later of (i) such next succeeding Business Day or (ii) the time of book entry transfer or the delivery of the Securities as set forth in Section 8.01(c) hereof.

(e) A Holder of any Security after 5:00 p.m., New York City time, on a Regular Record Date shall be entitled to receive interest (including any Additional Interest), on such Security on the corresponding interest payment date. If Securities are surrendered for conversion at any time after 5:00 p.m., New York City time, on a Regular Record Date and prior to 9:00 a.m., New York City time, on the corresponding interest payment date, Holders of such Securities at 5:00 p.m., New York City time, on such Regular Record Date shall receive the accrued but unpaid interest payable on such Securities on the corresponding interest payment date notwithstanding the conversion. In such event, such Security, when surrendered for conversion, must be accompanied by delivery of payment, in the manner specified by the Conversion Agent, to the Conversion Agent in an amount equal to the accrued but unpaid interest payable on such interest payment date on the Securities so converted. If such payment does not accompany such Security, the Security shall not be converted; provided that no such payment shall be required (i) for conversions of any Security with a Conversion Date on or after June 15, 2013, (ii) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding interest payment date, or (iii) to the extent of any overdue interest (including any overdue Additional Interest) existing at the time of conversion with respect to the Securities converted. If the Company defaults in the payment of interest payable on the interest payment date, the Conversion Agent shall promptly repay such funds to the Holder. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest or Additional Interest on converted Securities will be payable by the Company on any interest payment date subsequent to the Conversion Date and delivery of the cash and shares of Common Stock, if applicable, pursuant to Article 9 hereunder, together with any cash payment for any fractional share, upon conversion will be deemed to satisfy the Company’s obligation to pay the principal amount of the Securities and accrued and unpaid interest and Additional Interest, if any, to, but not including, the related Conversion Date.

(f) Principal of and interest (including Additional Interest, if any) on, Global Securities shall be payable to DTC in immediately available funds.

(g) Principal on Definitive Securities shall be payable at the office or agency of the Company maintained for such purpose, initially the agency of the Trustee at the U.S. Bank National Association, 100 Wall Street, 16th Floor, New York, New York 10005.

Interest (including Additional Interest, if any), on Definitive Securities will be payable (i) to each Holder of Securities having an aggregate principal amount of $5,000,000 or less, by check mailed to such Holder and (ii) to each Holder of Securities having an aggregate principal amount of more than $5,000,000, either by check mailed to such Holder or, upon application by such Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

Section 2.02. Form of Securities.

(a) Except as otherwise provided pursuant to this Section 2.02, the Securities are issuable in fully registered form without coupons in substantially the form of Exhibit A hereto, with such applicable legend as is provided for in Section 205 of the Original Indenture. The Securities are not issuable in bearer form. The terms and provisions contained in the form of Security shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. Any of the Securities may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Supplemental Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Securities may be listed or designated for issuance, or to conform to usage.

(b) The Securities shall be issued initially in the form of one or more permanent Global Securities, with the applicable legend as provided in Section 205 of the Original Indenture. Each Global Security shall be duly executed by the Company and authenticated and delivered by the Trustee, and shall be registered in the name of DTC and retained by the Trustee, as Securities Custodian, at its Corporate Trust Office, for credit to the accounts of the Agent Members holding the Securities evidenced thereby. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Securities Custodian, and of DTC, as hereinafter provided.

Section 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Company shall cause each of the Registrar and the Paying Agent to maintain an office or agency in New York City, New York. The Registrar shall keep a register of the Securities and of their transfer and exchange (the “Securities Register”). The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any co-registrar.

The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Supplemental Indenture, which shall incorporate the terms of the TIA, except in the case of a Paying Agent that acts as Paying Agent solely in connection with an offer to purchase the Securities pursuant to Article 8 of this Supplemental Indenture. The agreement shall implement the provisions of this Supplemental Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 607 of the Original Indenture. The Company or any of its domestically organized, wholly owned Subsidiaries may act as Paying Agent, Registrar, or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities. The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or successor Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee or the Company shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

Section 2.04. Paying Agent to Hold Money in Trust. By no later than 11:00 a.m., New York City time, on the date on which any principal of or interest and Additional Interest, if any, on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal or interest (including any

Additional Interest), when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest (including any Additional Interest), on the Securities and shall notify the Trustee in writing of any Default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.04, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

Section 2.05. General Provisions Relating to Transfer and Exchange.

(a) Section 305 of the Original Indenture shall not apply to the Securities and hereafter shall be void and of no force and effect except solely with respect to any other series of securities issued under the Indenture; and, insofar as relating to the Securities, any reference to Section 305 in the Original Indenture shall instead be deemed to refer to Section 2.05 of this Supplemental Indenture.

(b) The Securities are issuable only in registered form. A Holder may transfer a Security only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Supplemental Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Securities Register. Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent) and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book-entry.

When Securities are presented to the Registrar with a request to register the transfer or to exchange them for an equal aggregate principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Securities are duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange of the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Neither the Company nor the Registrar shall be required to exchange or register a transfer of any Securities surrendered for conversion or, if a portion of any Security is surrendered for conversion, the portion thereof surrendered for conversion.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between Beneficial Owners of any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.06. Book-Entry Provisions for the Global Securities. (a) The Global Securities initially shall:

(i) be registered in the name of DTC;

(ii) be delivered to the Trustee as Securities Custodian for DTC;

(iii) bear the legend set forth in Section 205 of the Original Indenture.

Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Supplemental Indenture with respect to any Global Security held on their behalf by DTC, or the Trustee as its custodian, or under such Global Security, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall prevent the Company, the Trustee or any agent of the Company or Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and the Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(b) The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Supplemental Indenture or the Securities.

(c) A Global Security may not be transferred, in whole or in part, to any Person other than DTC, and no such transfer to any such other Person may be registered. Beneficial interests in a Global Security may be transferred in accordance with the rules and procedures of DTC, subject to any applicable state laws.

(d) If at any time:

(i) DTC notifies the Company in writing that it is unwilling or unable to continue to act as depositary for the Global Securities and a successor depositary for the Global Securities is not appointed by the Company within 90 days of such notice;

(ii) DTC ceases to be registered as a “clearing agency” under the Exchange Act and a successor depositary for the Global Securities is not appointed by the Company within 90 days of such cessation;

(iii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Definitive Securities under this Supplemental Indenture in exchange for all or any part of the Securities represented by a Global Security or Global Securities, subject to the procedures of DTC; or

(iv) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC for the issuance of Definitive Securities in exchange for such Global Security or Global Securities;

DTC shall surrender such Global Security or Global Securities to the Trustee for cancellation and the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and Company Order for the authentication and delivery of Securities, shall authenticate and deliver in exchange for such Global Security or Global Securities, Definitive Securities in an aggregate principal amount equal to the aggregate principal amount of such Global Security or Global Securities. Such Definitive Securities shall be registered in such names as DTC shall identify in writing as the Beneficial Owners of the Securities represented by such Global Security or Global Securities (or any nominee thereof).

(e) Notwithstanding the foregoing, in connection with any transfer of beneficial interests in a Global Security to the Beneficial Owners thereof pursuant to Section 2.06(d), the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interests in such Global Security to be transferred.

(f) Neither the Company nor the Trustee, Paying Agent, Conversion Agent or Registrar shall have any responsibility or liability for maintaining, supervising or reviewing any records of DTC relating to any such Global Securities. Payments by Agent Members to Beneficial Owners, in connection with beneficial interests in a Global Security, will be governed by standing instructions and customary industry practice and will be the responsibility of those Agent Members. Neither the Company nor the Trustee, Paying Agent, Conversion Agent or Registrar shall have any responsibility or liability for the payment of amounts to Beneficial Owners of Global Securities, for any aspect of the records relating to or payments made on account of those Global Securities.

Section 2.07. Payment of Interest; Defaulted Interest.

(a) Section 307 of the Original Indenture shall not apply to the Securities and hereafter shall be void and of no force and effect except solely with respect to any other series of securities issued under the Indenture; and, insofar as relating to the Securities, any reference to Section 307 in the Original Indenture shall instead be deemed to refer to Section 2.07 of this Supplemental Indenture.

(b) Interest (including any Additional Interest) on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such payment as provided in Section 2.01.

Any interest on any Security which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days, shall forthwith cease to be payable to the Holder on the Regular Record Date, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 105 of the Original Indenture, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

(ii) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 2.07, each Security delivered under this Supplemental Indenture upon registration of, transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest (including any Additional Interest) accrued and unpaid, and to accrue, which were carried by such other Security.

ARTICLE 3

ADDITIONAL COVENANTS

Section 3.01. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Supplemental Indenture.

Section 3.02. Financial Statements.

(a) Section 704(1) of the Original Indenture shall not apply to the Securities and hereafter shall be void and of no force and effect except solely with respect to any other series of securities issued under the Indenture; and, insofar as relating to the Securities, any reference to Section 704 in the Original Indenture shall instead be deemed to refer to Section 3.02 of this Supplemental Indenture.

(b) In the event and for so long as the Company is not subject to Section 13 or 15(d) of the Exchange Act, it shall furnish, upon request, to any Holder of Securities or of any shares of Common Stock issued upon conversion of Securities, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act and it will take such further action as any such Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell its Securities or such Common Stock issued upon conversion of its Securities without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time.

(c) The Company shall file with the Trustee within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and information, documents and other reports (or copies of such portions of the foregoing as the Commission may prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not required to file information, documents or reports pursuant to either of those sections, then the Company shall provide to the Trustee such reports as may be prescribed to be filed by the Company by the Commission at such time. To the extent the Company has filed such information with the Commission through the Commission’s EDGAR system, or any successor system employed by the Commission, the Company shall be deemed to have complied with this Section 3.02(c).

(d) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 3.03. Additional Interest. Whenever in this Supplemental Indenture there is mentioned, in any context, the payment of the principal of or interest on, or in respect of, any Security, such mention shall be deemed to include mention of the payment of Additional Interest provided for in Section 5.03 hereof, in such context, Additional Interest is, was or would be payable in respect thereof pursuant to the provisions of the Securities and express mention of the payment of Additional Interest (if applicable) in any provisions hereof or thereof shall not be construed as excluding Additional Interest in those provisions hereof or thereof where such express mention is not made.

If Additional Interest is payable by the Company pursuant to Section 5.03 hereof, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

Section 3.04. Waiver of Stay or Extension of Law. The Company covenants that (to the extent that it may lawfully do so) it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Supplemental Indenture; and the Company expressly waives (to the extent that it may lawfully do so) all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 4

SUCCESSOR COMPANY

Section 4.01. Original Indenture. Article VIII of the Original Indenture shall not apply to the Securities and hereafter shall be void and of no force and effect except solely with respect to any other series of securities issued under the Indenture; and, insofar as relating to the Securities, any reference to Article VIII in the Original Indenture shall instead be deemed to refer to Article 4 of this Supplemental Indenture.

Section 4.02. Consolidation, Merger and Sale of Assets. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to, another Person, unless:

(a) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of the Company under the Securities and the Indenture;

(b) immediately after giving effect to such transaction, no Default, Event of Default, or any event which after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing; and

(c) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the Indenture.

For purposes of this Section 4.02, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The predecessor Company will be released from its obligations under the Indenture and the Securities, and the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Securities, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest (including any Additional Interest) on the Securities.

In the case of a Subsidiary of the Company that merges with and into the Company, the Company will not be required to comply with Sections 4.02(b) or 4.02(c).

In case the Company, pursuant to this Article 4, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article 4, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to Section 2.01 of this Supplemental Indenture in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time outstanding for Securities authenticated and delivered in such new name.

ARTICLE 5

DEFAULTS AND REMEDIES

Section 5.01. Original Indenture. Article V of the Original Indenture shall not apply to the Securities and hereafter shall be void and of no force and effect except solely with respect to any other series of securities issued under the Indenture; and, insofar as relating to the Securities, any reference to Article 5 in the Original Indenture shall instead be deemed to refer to Article 5 of this Supplemental Indenture.

Section 5.02. Events of Default. Each of the following is an “Event of Default”:

(a) default in any payment of interest, including any Additional Interest, on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

(b) default in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon required repurchase, upon declaration or otherwise;

(c) failure by the Company to comply with its obligation to convert the Securities in accordance with the Indenture upon exercise of a Holder’s conversion right and such failure continues for a period of five days;

(d) failure by the Company to give a Company Notice to Holders in the event of a Fundamental Change as required pursuant to Section 8.02(a) or notice to Holders required pursuant to Section 9.01(a)(iii), in each case when due;

(e) failure on the part of the Company to observe or perform any other of the covenants or agreements in respect of the Securities contained in the Indenture or under the Securities (other than those referred to in Section 5.02(a) through Section 5.02(d) above or Section 5.02(f) through Section 5.02(i) below) and such default continues for 90 days after the “notice of default,” as described below, has been given;

(f) default by the Company with respect to any Material Indebtedness, whether such Material Indebtedness now exists or shall hereafter be created, (i) resulting in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise; provided, that any event of default under either of the foregoing clauses (i) and (ii) shall be deemed cured and not to be continuing upon the payment of such indebtedness or the rescission or annulment of any acceleration of such indebtedness;

(g) the rendering of any judgment or decree for the payment of money in excess of $25.0 million or its foreign currency equivalent in the aggregate for all such final judgments or orders against the Company if (A) an enforcement proceeding thereon is commenced and not discharged within 10 days or (B) such judgment or decree remains outstanding for a period of 60 days following such judgment or decree and is not discharged, waived, stayed or bonded;

(h) the Company commences a voluntary case under any applicable Bankruptcy Law, or consents to the entry of an order for relief in an involuntary case under any Bankruptcy Law, or consents to the appointment or taking possession by a Custodian of the Company, or for all or substantially all its property, or makes any general assignment for the benefit of creditors;

(i) a court of competent jurisdiction enters a decree or order for relief in respect of the Company in an involuntary case under any applicable Bankruptcy Law, or appointing a Custodian of the Company, or for all or substantially all of its property, or ordering the winding up or liquidation of its affairs, and such decree or order remains unstayed and in effect for a period of 90 consecutive days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Notwithstanding the foregoing, a Default under clause (e) of this Section 5.02 will not constitute an Event of Default until the Trustee delivers to the Company, or the Holders of 25% or more in principal amount of the outstanding Securities deliver to the Company and the Trustee by registered or certified mail, a written notice specifying such Default and requiring it to be remedied and stating that such notice is a “notice of default” under the Indenture and the Company does not cure such Default within the time specified in clause (e) of this Section 5.02 after receipt of such notice.

The Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice in the form of an Officers’ Certificate of any Default or Event of Default under this Section 5.02, which notice shall contain the status thereof and a description of the action being taken or proposed to be taken by the Company in respect thereof. If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within 90 days after it occurs and is known to the Trustee unless the Default has been previously cured. In addition, except in the case of a Default in the payment of principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding notice if and so long as a committee of Trust Officers of the Trustee in good faith determines that withholding notice is in the interests of the Holders.

Section 5.03. Acceleration. If an Event of Default (other than an Event of Default specified in Section 5.02(h) or 5.02(i) above) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in outstanding principal amount of the outstanding Securities by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of and accrued and unpaid interest, if any, and Additional Interest, if any, on all the Securities to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest and Additional Interest, if any, shall be due and payable immediately. If an Event of Default specified in Section 5.02(h) or 5.02(i) above occurs and is continuing, the principal of and accrued and unpaid interest, if any, and Additional Interest, if any, on all the Securities outstanding shall be immediately due and payable with no further action by the Trustee or the Holders.

Notwithstanding anything herein to the contrary, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure by the Company to comply with the obligation set forth in Section 3.02 and for any failure to comply with §314(a)(1) of the TIA, will for the first 120 days after the occurrence of such an Event of Default, consist exclusively of the right for Holders to receive Additional Interest on the Securities equal to 0.25% per annum of the principal amount of the Securities. If the Company so elects, such Additional Interest will be payable in the same manner and on the same dates as the stated interest payable on the Securities. The Additional Interest will accrue on all outstanding Securities from and including the date on which such Event of Default first occurs to but not including the 120th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived). On such 120th day after such Event of Default (if the Event of Default relating to such obligation is not cured or waived prior to such 120th day), such Additional Interest will cease to accrue and the Securities will be subject to acceleration as provided above. The provisions of this paragraph will not affect the rights of Holders in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay the Additional Interest upon such Event of Default in accordance with this paragraph, the Securities will be subject to acceleration as provided above.

In order to elect to pay the Additional Interest as the sole remedy during the first 120 days after the occurrence of an Event of Default relating to the failure by the Company to comply with the obligation set forth in Section 3.02 or any failure to comply with §314(a)(1) of the TIA in accordance with the immediately preceding paragraph, the Company must notify all Holders, the Trustee and the Paying Agent of such election by delivering to the Trustee an Officers’ Certificate pursuant to Section 3.03 on or before the close of business on the date on which such Event of Default first occurs. Upon the Company’s failure to deliver such Officers’ Certificate or pay the Additional Interest specified in the immediately preceding paragraph, the Securities will be subject immediately to acceleration as provided above.

Section 5.04. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest (including any Additional Interest) on the Securities or to enforce the performance of any provision of the Securities or the Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy, and all available remedies are cumulative.

Section 5.05. Control by Majority. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or, subject to Sections 601 and 602 of the Original Indenture, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 5.06. Limitation on Suits. Subject to Section 5.07, a Holder may not pursue any remedy with respect to this Supplemental Indenture or the Securities unless:

(a) such Holder has previously given to the Trustee notice stating that an Event of Default is continuing;

(b) Holders of at least 25% in principal amount of the outstanding Securities have requested that the Trustee pursue the remedy;

(c) such Holders have offered to the Trustee indemnity or security satisfactory to it in its sole discretion against any loss, liability or expense to be incurred in compliance with such request;

(d) the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(e) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Holder may not use this Supplemental Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 5.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of the Indenture (including, without limitation, Section 5.06), the right of any Holder to receive payment of principal of or interest (including any Additional Interest) on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 5.08. Collection Suit by Trustee. If an Event of Default specified in clauses (a) or (b) of Section 5.02 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest (including any Additional Interest) to the extent lawful) and the amounts provided for in Section 607 of the Original Indenture.

Section 5.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company, its Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter, and may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due to the Trustee under Section 607 of the Original Indenture.

Section 5.10. Priorities. If the Trustee collects any money or property pursuant to this Article 5, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 607 of the Original Indenture;

SECOND: to Holders for amounts due and unpaid on the Securities for principal and interest (including any Additional Interest), ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Company.

The Trustee may fix a Record Date and payment date for any payment to Holders pursuant to this Section 5.10. At least 15 days before such Record Date, the Company shall mail to each Holder and the Trustee a notice that states the Record Date, the payment date and amount to be paid.

Section 5.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under the Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, the Subsidiary Guarantor, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Subsidiary Guarantor, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 5.12. Waiver of Past Defaults. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may (a) waive, by their consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of or interest (including any Additional Interest) on a Security or (ii) a Default or Event of Default in respect of a provision that under Section 7.02 cannot be amended without the consent of each Holder affected and (b) rescind any acceleration with respect to the Securities and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of the principal of and interest (including any Additional Interest) on the Securities that have become due solely by such declaration of acceleration, have been cured or waived. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

Section 5.13. Undertaking of Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.13 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 5.07 or a suit by Holders of more than 10% in outstanding principal amount of the Securities.

ARTICLE 6

DISCHARGE OF INDENTURE

Section 6.01. Original Indenture. Article IV of the Original Indenture shall not apply to the Securities and hereafter shall be void and of no force and effect except solely with respect to any other series of securities issued under the Indenture; and, insofar as relating to the Securities, any reference to Article IV in the Original Indenture shall instead be deemed to refer to Article 6 of this Supplemental Indenture.

Section 6.02. Discharge of Liability on Securities. When (1) the Company shall deliver to the Registrar for cancellation all Securities theretofore authenticated (other than any Securities which have been mutilated, destroyed, lost or wrongfully taken and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled, or (2) all the Securities not theretofore canceled or delivered to the Registrar for cancellation shall have (a) been deposited for conversion (after all related Observation Periods have elapsed) and the Company shall deliver to the Trustee or the Holders cash and shares of Common Stock, as applicable, sufficient to pay all amounts owing in respect of all Securities (other than any Securities which shall have been mutilated, destroyed, lost or wrongfully taken and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Registrar for cancellation or (b) become due and payable on the Stated Maturity, or Fundamental Change Purchase Date, as applicable, and the Company shall deposit with the Trustee cash sufficient to pay all amounts owing in respect of all Securities (other than any Securities which shall have been mutilated, destroyed, lost or wrongfully taken and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Registrar for cancellation, including the principal amount and interest (including any Additional Interest) accrued and unpaid to such Stated Maturity or Fundamental Change Purchase Date, as the case may be, and if in either case (1) or (2) the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Supplemental Indenture with respect to the Securities shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Securities; (ii) rights hereunder of Holders to receive payments of the amounts then due, including interest (including any Additional Interest) with respect to the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee; and (iii) the rights, obligations and immunities of the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar under this Supplemental Indenture with respect to the Securities), and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 6.04 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Supplemental Indenture with respect to the Securities; the Company, however, hereby agrees to reimburse the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any costs or expenses thereafter reasonably and properly incurred by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar and to compensate the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any services thereafter reasonably and properly rendered by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar in connection with this Supplemental Indenture with respect to the Securities.

Section 6.03. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money to the Holders entitled thereto by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Supplemental Indenture with respect to the Securities and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 6.02 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with this Supplemental Indenture and the Securities to the Holders entitled thereto; provided, however, that if the Company makes any payment of principal amount of or interest (including any Additional Interest) on any Securities following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

Section 6.04. Officers’ Certificate; Opinion of Counsel. Upon any application or demand by the Company to the Trustee to take any action under Section 6.02, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Supplemental Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each certificate or Opinion of Counsel provided for in this Supplemental Indenture and delivered to the Trustee with respect to compliance with a condition or covenant pursuant to the previous paragraph shall include: (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 6.05. Defeasance. The Securities will not be subject to legal defeasance or covenant defeasance. Accordingly, Section 402 of the Original Indenture shall not apply to the Securities, and, insofar as relating to the Securities, any reference to Section 402 in the Original Indenture shall instead be deemed to refer to Section 6.05 of this Supplemental Indenture.

ARTICLE 7

AMENDMENTS

Section 7.01. Original Indenture. Article IX of the Original Indenture shall not apply to the Securities and hereafter shall be void and of no force and effect except solely with respect to any other series of securities issued under the Indenture; and, insofar as relating to the Securities, any reference to Article IX in the Original Indenture shall instead be deemed to refer to Article 7 of this Supplemental Indenture. Notwithstanding anything to the contrary herein, nothing in this Article 7 applies to the creation or execution of any supplemental indentures pursuant to Article IX of the Original Indenture, including this Supplemental Indenture.

Section 7.02. Without Consent of Holders. The Company and the Trustee may amend the Indenture or the Securities without notice to or consent of any Holder:

(a) to cure any ambiguity, omission, defect or inconsistency;

(b) to comply with Article 4 in respect of the assumption by a Successor Company of an obligation of the Company;

(c) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

(d) to add guarantees with respect to the Securities;

(e) to secure the Securities;

(f) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company with respect to the Securities;

(g) to evidence and provide for the acceptance of appointment of a successor Trustee pursuant to the Indenture;

(h) comply with the provisions of any clearing agency, clearing corporation or clearing system, the Trustee or the Registrar with respect to the provisions of the Indenture or the Securities relating to transfers and exchanges of Securities;

(i) provide for the conversion of the Securities in accordance with the terms of the Indenture;

(j) to make any change with respect to the Securities that does not materially adversely affect the rights of any Holder;

(k) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA; or

(l) to conform the provisions of this Supplemental Indenture to the “Description of the Notes” Section of the Prospectus.

After an amendment under this Section 7.02 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 7.02.

Section 7.03. With Consent of Holders. The Company and the Trustee may amend the Indenture or the Securities without notice to any Holder but with the written or electronic consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities) and compliance with the provisions of the Indenture may be waived with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). However, without the consent of each Holder affected, an amendment or waiver may not:

(a) reduce the amount of Securities whose Holders must consent to an amendment;

(b) reduce the rate of or extend the stated time for payment of interest, including Additional Interest, on any Security;

(c) reduce the principal of or extend the Stated Maturity of any Security;

(d) make any change that adversely affects the conversion rights of any Securities;

(e) reduce the Fundamental Change Purchase Price of any Security or amend or modify in any manner adverse to the Holders of the Securities the Company’s obligation to make such payment, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) make any Security payable in money other than that stated in the Security (it being understood that all references to cash in this Supplemental Indenture and the Securities are to U.S. legal tender) or, other than in accordance with the provisions of the Indenture, change the place of payment;

(g) impair the right of any Holder to receive payment of principal of and interest (including any Additional Interest) on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(h) make any change to this Section 7.03; or

(i) change the ranking or priority of any Security.

It shall not be necessary for the consent of the Holders under this Section 7.03 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment or waiver under the Indenture by any Holder of the Securities given in connection with a tender or exchange of such Holder’s Securities will not be rendered invalid by such tender or exchange.

After an amendment under this Section 7.03 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 7.03.

Section 7.04. Compliance with Trust Indenture Act. Every amendment to the Indenture or the Securities shall comply with the TIA as then in effect.

Section 7.05. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective or otherwise in accordance with any related solicitation documents. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver under Section 7.03 shall become effective upon receipt by the Trustee of the requisite number of written or electronic consents under Section 7.03. An amendment pursuant to Section 7.02 shall become effective upon execution thereof by the Company and the Trustee.

The Company may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to the Indenture. If a Record Date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

Section 7.06. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

Section 7.07. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 7 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity and security satisfactory to it in its sole discretion and to receive, and (subject to Sections 601 and 602 of the Original Indenture) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by the Indenture and that such amendment is the legal, valid and binding obligation of the Company, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 7.04).

ARTICLE 8

PURCHASE AT OPTION OF

HOLDER UPON A FUNDAMENTAL CHANGE

Section 8.01. Purchase at the Option of the Holder Upon a Fundamental Change.

(a) If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash any or all of the Holder’s Securities, or any portion of the principal amount thereof, that is equal to $1,000 or an integral multiple of $1,000 at a purchase price equal to 100% of the principal amount of the Securities to be purchased plus accrued and unpaid interest, including Additional Interest, if any, to but excluding the Fundament Change Purchase Date (the “Fundamental Change Purchase Price”); provided that, if the Fundamental Change Purchase Date occurs after a Regular Record Date and on or prior to the corresponding interest payment date, the Company shall pay accrued and unpaid interest plus Additional Interest, if any, to but excluding the Fundamental Change Purchase Date to the record Holder on the Regular Record Date corresponding to such interest payment date and the Fundamental Change repurchase price payable to the Holder who presents the Security for repurchase will be 100% of the principal amount of such Security. The Fundamental Change Purchase Date shall be a date specified by the Company that is no later than the 35th calendar day following the date of the Company Notice delivered in connection with such Fundamental Change (subject to extension to comply with applicable law, as provided in Section 8.02(d)) (the “Fundamental Change Purchase Date”). Any Securities purchased by the Company shall be paid for in cash.

(b) Exercise of Option. For a Security to be so purchased at the option of the Holder, the Holder must deliver, on or before the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law, the Securities to be purchased, duly endorsed for transfer, if Definitive Securities are held, together with a written purchase notice (a “Fundamental Change Purchase Notice”) in the form entitled “Form of Fundamental Change Purchase Notice” on the reverse side of the Securities duly completed, to the Paying Agent, or if the Securities are not Definitive Securities, the notice and delivery must comply with appropriate DTC procedures. Each Fundamental Change Purchase Notice shall state:

(i) if certificated, the certificate numbers of the Holder’s Securities to be delivered for purchase;

(ii) the portion of the principal amount of the Securities to be purchased, which portion must be $1,000 or an integral multiple thereof; and

(iii) that such Securities shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in paragraph 4 of the Securities and in this Supplemental Indenture.

(c) Procedures. The Company shall purchase from a Holder on the Fundamental Change Purchase Date, subject to extension to comply with applicable law, pursuant to this Section 8.01, Securities if the principal amount of such Securities is $1,000 or an integral multiple of $1,000 if so requested by such Holder.

Any purchase by the Company contemplated pursuant to the provisions of this Section 8.01 shall be consummated by the delivery of the Fundamental Change Purchase Price to be received by the Holder promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of the Securities.

The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash held by the Paying Agent for the payment of the Fundamental Change Purchase Price and shall notify the Trustee of any Default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the cash held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all cash held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.

Section 8.02. Further Conditions and Procedures for Purchase at the Option of the Holder Upon a Fundamental Change.

(a) Notice of Fundamental Change. The Company, or at its request (which must be received by the Trustee at least three Business Days (or such lesser period as agreed to by the Trustee) prior to the date the Trustee is requested to mail such notice as described below) the Trustee, in the name of and at the expense of the Company, shall mail to all Holders (and to Beneficial Owners as required by applicable law) at their addresses shown in the Securities Register maintained by the Registrar a notice (each, a “Company Notice”) of the occurrence of a Fundamental Change and of the purchase right arising as a result thereof, including the information required by Section 8.02(a) hereof, on or before the 15th calendar day after the occurrence of such Fundamental Change (each such date of delivery, a “Company Notice Date”). The Company shall promptly furnish to the Trustee and the Paying Agent a copy of such Company Notice. Each Company Notice shall include a form of Fundamental Change Purchase Notice to be completed by a Holder and shall state:

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder may exercise its repurchase rights under Section 8.01;

(iv) the Fundamental Change Purchase Price;

(v) the Fundamental Change Purchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(viii) that the Securities with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with the terms of this Supplemental Indenture; and

(ix) the procedures the Holder must follow to require the Company to purchase its Securities under Section 8.01.

Simultaneously with providing such Company Notice, the Company will publish a notice containing the information in such Company Notice in a newspaper of general circulation in The City of New York or publish such information on its then existing website or through such other public medium as it may use at the time.

At the Company’s request, made at least three Business Days (or such lesser period as agreed to by the Trustee) prior to the date upon which such notice is to be mailed, and at the Company’s expense, the Trustee shall give the Company Notice in the Company’s name; provided, however, that, in all cases, the text of the Company Notice shall be prepared by the Company.

(b) Effect of Fundamental Change Purchase Notice; Withdrawal; Effect of Event of Default. Upon receipt by the Company of the Fundamental Change Purchase Notice specified in Section 8.01(b) and the Securities to be purchased as provided in Section 8.01(b), the Holder of the Securities in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in this Section 8.02(b)) thereafter be entitled to receive solely the Fundamental Change Purchase Price with respect to such Securities. Such Fundamental Change Purchase Price shall be paid by the Paying Agent to such Holder promptly following the later of (x) the Fundamental Change Purchase Date with respect to such Securities (provided the conditions in this Article 8 have been satisfied) and (y) the time of delivery or book-entry transfer of such Securities to the Paying Agent by the Holder thereof in the manner required by Section 8.01. Securities in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn as specified in this Section 8.02(b). Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by Section 8.02(b), shall have the right at any time prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date to withdraw such Fundamental Change Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with this Section 8.02(b).

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

On or before 11:00 a.m. (New York City time) on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) cash sufficient to pay the aggregate Fundamental Change Purchase Price of the Securities to be purchased pursuant to Section 8.01. If the Paying Agent holds, in accordance with the terms of this Supplemental Indenture, cash sufficient to pay the Fundamental Change Purchase Price of such Securities on the second Business Day after the Fundamental Change Purchase Date, then (i) the Securities tendered for purchase and not withdrawn shall cease to be outstanding and interest, including Additional Interest, if any, shall cease to accrue (whether or not book-entry transfer of such

Securities is made or whether or not the Security is delivered to the Paying Agent) on the Fundamental Change Purchase Date; and (ii) all other rights of the Holders with respect to Securities tendered for purchase will terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery or transfer of the Securities). Nothing herein shall preclude any withholding tax required by law.

A Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date. The notice of withdrawal shall state:

(i) the principal amount of the withdrawn Securities;

(ii) if Definitive Securities have been issued, the certificate numbers of the withdrawn Securities, or if not certificated, the notice of withdrawal must comply with appropriate DTC or other applicable clearing system procedures; and

(iii) the principal amount, if any, of such Securities which remains subject to the original Fundamental Change Purchase Notice.

The Paying Agent shall promptly return to the respective Holders thereof any Securities with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this Supplemental Indenture.

(c) Securities Purchased in Part. Any Securities that are to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Securities, without expense to the Holders, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Securities so surrendered which is not purchased.

(d) Covenant to Comply with Securities Laws Upon Purchase of Securities. In connection with any offer to purchase Securities under Section 8.01, the Company shall, to the extent applicable, (a) comply with Rules 13e-4 and 14e-1 (and any successor provisions thereto) under the Exchange Act, if applicable; (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable; and (c) otherwise comply with all applicable federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Supplemental Indenture described in this Article 8, compliance by the Company with such laws and regulations shall not in and of itself cause a breach of the Company’s obligations described in this Article 8.

(e) Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or property that remains unclaimed, together with interest that the Trustee or Paying Agent, as the case may be, has expressly agreed in writing to pay, if any, that is held by them for the payment of a Fundamental Change Purchase Price; provided, however, that to the extent that the aggregate amount of cash or property deposited by the Company pursuant to Section 8.02(b), as applicable, exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date, then promptly on and after the second Business Day following the Fundamental Change Purchase Date, the Trustee and the Paying Agent shall return any such excess to the Company together with interest that the Trustee or Paying Agent, as the case may be, has expressly agreed in writing to pay, if any.

(f) Officers’ Certificate. At least three Business Days (or such lesser period as agreed to by the Trustee) before the Company Notice Date, the Company shall deliver an Officers’ Certificate to the Trustee specifying whether the Company desires the Trustee to give the Company Notice required by Section 8.02(a) herein.

(g) Notwithstanding anything herein to the contrary contained herein, the Company shall not be required to purchase the Securities upon a Fundamental Change if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Supplemental Indenture applicable to purchases by the Company upon a Fundamental Change under this Article 8 and purchases the Securities validly tendered for repurchase and not withdrawn.

ARTICLE 9

CONVERSION

Section 9.01. Conversion of Securities.

(a) Right to Convert. Subject to the procedures for conversion set forth in this Article 9, a Holder may convert its Securities prior to the close of business on the third Scheduled Trading Day immediately preceding Stated Maturity at the Conversion Rate only when any of the conditions specified below are met and during the related specified period. Whenever the Securities shall become convertible upon one or more of the conditions stated below (other than pursuant to clause (a)(iv) below), the Company or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility in the manner provided in Section 106 of the Original Indenture, and the Company shall also publicly announce such information by publication on the Company’s website or through such other public medium as it may use at such time. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. Upon conversion, the Holder will not receive any separate cash payment for accrued and unpaid interest and Additional Interest, if any, unless such conversion occurs between a regular Record Date and the interest payment date to which it relates.

(i) Conversion Upon Satisfaction of Sale Price Condition. Prior to April 1, 2013, a Holder may surrender all or a portion of its Securities for conversion during any fiscal quarter (and only during such fiscal quarter) commencing after July 27, 2008 if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 120% of the Conversion Price in effect on such last Trading Day.

(ii) Conversion Upon Satisfaction of Trading Price Condition. Prior to April 1, 2013, a Holder may surrender all or a portion of its Securities for conversion during the five Business Day period after any 10 consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Securities, as determined following a request by a Holder in accordance with the procedures described herein, for each day of that Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. In connection with any conversion upon satisfaction of the above trading price condition, the Trustee shall have no obligation to determine the Trading Price of the Securities unless the Company has requested such determination; and the Company shall have no obligation to make such request unless a Holder of a Security provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. At such time, the Company shall instruct the Trustee to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Securities is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and Conversion Rate. If at any time after the above trading price condition has been met with respect to the Securities, the Trading Price per $1,000 principal amount of Securities is greater than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for such date, the Company will so notify Holders of the Securities.

(iii) Conversion Upon Specified Corporate Transactions.

(A) If the Company (1) distributes to holders of all or substantially all of the Common Stock rights entitling them to purchase, for a period expiring within 60 days after the date of the distribution, shares of Common Stock at less than the average of the Last Reported Sale Prices of a share of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day preceding the announcement of such distribution, or (2) distributes to holders of all or substantially all of the Common Stock, the Company’s assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 5% of the Last Reported Sale Price of the Common Stock on the Trading Day preceding the declaration date for such distribution, then, in each case, the Company must notify the Holders, in the manner provided in Section 106 of the Original Indenture, at least 45 Scheduled Trading Days prior to the Ex-Dividend Date for such distribution. Once the Company has given such notice, a Holder may surrender all or a portion of its Securities for conversion at any time until the earlier of 5:00 p.m., New York City time, on the Business Day immediately prior to the opening of business on such Ex-Dividend Date or the Company’s announcement that such distribution will not take place. Holders of the Securities may not exercise this right if the Company, at its election, provides for the Holders of the Securities to participate (as a result of holding the Securities, and at the same time as holders of the Common Stock participate) in any of the transactions described above as if such Holders of the Securities held a number of shares of Common Stock equal to the applicable conversion rate, multiplied by the principal amount (expressed in thousands) of Securities held by such Holders, without having to convert their Securities.

(B) If the Company is party to a transaction that would be a Fundamental Change (without giving effect to the paragraph following that definition) if it were to occur, the Company must notify Holders, in the manner provided in Section 106 of the Original Indenture, at least 45 Scheduled Trading Days prior to the anticipated Effective Date for such transaction. Once the Company has given such notice, a Holder may surrender all or a portion of its Securities for conversion at any time until the earlier of (i) 35 calendar days after the actual Effective Date of such transaction (or if such transaction also constitutes a Fundamental Change, the related Fundamental Change Purchase Date, if later) and (ii) the date the Company notifies Holders that such transaction has been terminated and will not occur.

(C) If a Fundamental Change of the type described in clause (1) in the definition thereof occurs, a Holder may surrender all or a portion of its Securities for conversion at any time beginning on the actual Effective Date of such Fundamental Change until and including the date which is 35 calendar days after the actual Effective Date of such transaction or, if later, until the Fundamental Change Purchase Date corresponding to such Fundamental Change.

(iv) Conversion on or after April 1, 2013. On or after April 1, 2013, a Holder may surrender all or a portion of its Securities for conversion at any time prior to the close of business on the third Scheduled Trading Day immediately preceding the maturity date of the Securities regardless of the foregoing conditions.

(b) Conversion Procedures. The following procedures shall apply to convert Securities:

(i) In respect of a Definitive Security, a Holder must (A) complete and manually sign the conversion notice on the back of the Security, or a facsimile of such conversion notice; (B) deliver such conversion notice, which is irrevocable, and the Security to the Conversion Agent; (C) if required, furnish appropriate endorsements and transfer documents as may be required by the Conversion Agent and, if required pursuant to Section 9.01(e) below, pay all transfer or similar taxes; and (D) if required pursuant to Section 2.01(d) above, pay funds equal to interest and Additional Interest, if any, payable on the next interest payment date to which such Holder is not entitled.

(ii) In respect of a beneficial interest in a Global Security, a Beneficial Owner must comply with DTC’s procedures for converting a beneficial interest in a Global Security and, if required pursuant to Section 2.01(d) above, pay funds equal to interest payable on the next interest payment date to which such Beneficial Owner is not entitled, and if required, pay all taxes or duties required pursuant to Section 9.01(e) below, if any.

The date a Holder complies with the foregoing requirements is the “Conversion Date” hereunder.

A Holder may convert a portion of the Securities only if the principal amount of such portion is $1,000 or an integral multiple of $1,000.

If a Holder converts more than one Security at the same time, the cash and Maximum Deliverable Shares issuable upon the conversion, if any, shall be based on the total principal amount of the Securities converted.

If a Holder has already delivered a Fundamental Change Purchase Notice in connection with a Fundamental Change, with respect to a Security, the Holder may not surrender that Security for conversion until the Holder has validly withdrawn the Fundamental Change Purchase Notice in accordance with this Supplemental Indenture. Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in principal amount to the unconverted portion of the Security surrendered.

(c) Payment Upon Conversion. Upon any conversion of any Security, the Company will deliver to Holders in respect of each $1,000 principal amount of Securities being converted a “Settlement Amount” equal to the sum of the Daily Settlement Amounts for each of the 40 Conversion Payment Trading Days during the Observation Period. The amount of cash payable will be equal to the lesser of the principal amount of the Security being converted and the conversion value of such Security.

The Settlement Amount in respect of any Security converted will be delivered to converting Holders on the third Business Day immediately following the last day of the Observation Period for such Security.

(d) Cash Payments in Lieu of Fractional Shares. The Company shall not issue fractional shares of Common Stock upon conversion of Securities. Instead the Company shall deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the Daily VWAP of a full share of Common Stock on the final Conversion Payment Trading Day of the related Observation Period by the fractional amount and rounding the product to the nearest whole cent. The Company’s delivery to the Holder of the full Settlement Amount as determined in accordance with Section 9.01(c) in cash or a combination of cash and shares of Common Stock, if applicable, together with any cash payment for any fractional share, into which a Security is convertible, will be deemed to satisfy in full the Company’s obligation to pay (i) the principal amount of the Security; and (ii) accrued and unpaid interest and Additional Interest, if any, to, but not including, the Conversion Date. As a result, accrued and unpaid interest and Additional Interest, if any, to, but not including, the Conversion Date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Notwithstanding the preceding paragraph, if Securities are converted after 5:00 p.m., New York City time, on a Regular Record Date for the payment of interest, Holders of such Securities at 5:00 p.m., New York City time, on such Regular Record Date will receive the interest and Additional Interest, if any, payable on such Securities on the corresponding interest payment date notwithstanding the conversion. Securities, upon surrender for conversion during the period from 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New

York City time, on the immediately following interest payment date, must be accompanied by funds equal to the amount of interest and Additional Interest, if any, payable on such interest payment date on the Securities so converted; provided that no such payment need be made (i) for conversions with a Conversion Date on or after June 15, 2013, (ii) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding interest payment date, or (iii) to the extent of any overdue interest (including any overdue Additional Interest) existing at the time of conversion of such Security.

(e) Taxes on Conversion. If a Holder converts Securities, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder’s name, but the Conversion Agent shall have no duty to determine if any such tax is due. Nothing herein shall preclude any withholding of tax required by law.

(f) Certain Covenants of the Company.

(i) The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock or shares of Common Stock held in treasury, sufficient number of shares of Common Stock, free from any preemptive or other similar rights, to permit the conversion of all the Securities then outstanding, subject to adjustment as described under Section 9.02. For purposes of this Section 9.01(f), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding Securities shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(ii) All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien, adverse claim, security interest or other encumbrance (other than liens, charges, security interests and other encumbrances created by the Holders).

(iii) The Company shall endeavor promptly to comply with all federal and state securities laws regulating the issuance and delivery of shares of Common Stock upon the conversion of Securities, if any.

(iv) Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value per share of the Common Stock, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

(v) If at any time the Common Stock shall be listed on the New York Stock Exchange or any other national or regional securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of all outstanding Securities; provided, however, that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of Securities into Common Stock in accordance with the provisions hereof, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such exchange or automated quotation system at such time.

Section 9.02. Adjustments to Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as described below, except that the Company will not make any adjustments to the Conversion Rate if the Company, at its election and with prior written notice to the Trustee as described in Section 9.02(j), provides for the Holders of the Securities to participate (as a result of holding the Securities, and at the same time as holders of the Common Stock participate) in any of the transactions described in this Section 9.02 as if such Holders of the Securities held a number of shares of the Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Securities held by such Holders, without having to convert their Securities:

(a) If the Company issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

CR1=CR0	x	OS1
OS0

where,

CR0	=	the Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date of such dividend or distribution, or the effective date of such share split or share combination, as applicable

CR1	=	the Conversion Rate in effect as of the opening of business on such Ex-Dividend Date or immediately after such effective date, as applicable

OS0	=	the number of shares of Common Stock outstanding immediately prior to the opening of business on such Ex-Dividend Date or effective date, as applicable

OS1	=	the number of shares of Common Stock outstanding immediately prior to the opening of business on such Ex-Dividend Date or effective date, as applicable, after giving effect to such dividend, distribution, share split or share combination

Such adjustment shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the Record Date for such dividend or distribution, or the date fixed for determination for such share split or share combination. The Company will not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Company. If any dividend or distribution of the type described in this Section 9.02(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company distributes to holders of all or substantially all of the Common Stock any rights or warrants entitling them for a period of not more than 60 calendar days to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such distribution, the Conversion Rate will be adjusted based on the following formula:

CR1=CR0	x	OS0+X
OS0+Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date for such distribution

CR1	=	the Conversion Rate in effect as of the opening of business on the Ex-Dividend Date

OS0	=	the number of shares of Common Stock outstanding as of the opening of business on the Ex-Dividend Date

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of the distribution of such rights or warrants

Such adjustment shall be successively made whenever any such rights or warrants are issued and shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the date fixed for such determination. The Company shall not issue any such rights, options or warrants in respect of shares of Common Stock held in treasury by the Company. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed.

In determining whether any rights or warrants entitle the Holders to subscribe for or purchase shares of Common Stock at less than such Last Reported Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) If the Company distributes shares of capital stock of the Company, evidences of its indebtedness or other assets or property of the Company to holders of all or substantially all of the Common Stock, excluding:

(i) dividends or distributions and rights or warrants referred to in clause (a) or (b) above;

(ii) dividends or distributions paid exclusively in cash; and

(iii) as described below in this subsection (c) with respect to Spin-Offs then the Conversion Rate will be adjusted based on the following formula:

CR1=CR0	x	SP0
SP0-FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date for such distribution

CR1	=	the Conversion Rate in effect as of the opening of business on Ex-Dividend Date

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution

FMV	=	the fair market value (as determined by the Board of Directors in good faith) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the Record Date for such distribution.

Such adjustment shall become effective immediately prior to 9:00 a.m., New York City time, on the Business Day following the date fixed for the determination of stockholders entitled to receive such distribution. With respect to an adjustment pursuant to this clause (c) where there has been a payment of a dividend or other distribution on the Common Stock in shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (a “Spin-Off”), the Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the effective date of such Spin-Off will be increased based on the following formula:

CR1=CR0	x	FMV0+MP0
MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the effective date of the Spin-Off

CR1	=	the Conversion Rate in effect immediately after the effective date of the Spin-Off

FMV0	=	the average of the Last Reported Sale Prices of the capital stock or similar equity interest distributed to Holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period from, and including, the effective date of the Spin-Off

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the first 10 consecutive Trading Day period from, and including, the effective date of the Spin-Off.

Such adjustment shall occur on the tenth Trading Day from, and including, the effective date of the Spin-Off and shall be applied on a retroactive basis from, and including, the effective date of the Spin-Off; provided that in respect of any conversion occurring prior to the effective date of the Spin-Off with respect to which the related Observation Period would conclude during the 10 Trading Days from, and including, the effective date of any Spin-Off, references with respect to the Spin-Off to the 10 consecutive Trading Day period shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the last day of the related Observation Period in determining the applicable Conversion Rate; provided further that in respect of any conversion occurring prior to the effective date of the Spin-Off with respect to which the related Observation Period would conclude during the three Trading Days from, and including, the effective date of such Spin-Off, references to the 10 consecutive Trading Day period shall be deemed replaced with a three consecutive Trading Day period with such adjustment to the Conversion Rate being applied on a retroactive basis from, and including, the effective date of the Spin-Off.

(d) If the Company pays any cash dividend or distribution to holders of all or substantially all of the Common Stock, the Conversion Rate will be adjusted based on the following formula:

CR1=CR0	x	SP0
SP0-C

where,

CR0	=	the Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date for such dividend or distribution

CR1	=	the Conversion Rate in effect as of the opening of business on the Ex-Dividend Date for such dividend or distribution

SP0	=	the Last Reported Sale Prices of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution

C	=	the amount in cash per share distributed to holders of the Common Stock.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (such last date, the “Expiration Time”), the Conversion Rate will be increased based on the following formula:

CR1=CR0	x	AC+(SP1xOS1)
OS0xSP[1]

where,

CR0	=	the Conversion Rate in effect immediately prior to the effective date of the adjustment

CR1	=	the Conversion Rate in effect immediately after the effective date of the adjustment

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares accepted for purchase or exchange in such tender or exchange offer

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires

OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the reduction of shares accepted for purchase or exchange in such tender or exchange offer)

SP1	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

Such adjustment will occur on the tenth Trading Day from, and including, the Trading Day next succeeding the date such tender or exchange offer expires and shall be applied on a retroactive basis from, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion occurring prior to the date such tender or exchange offer expires with respect to which the related Observation Period would conclude during the 10 Trading Days from, and including, the Trading Day next succeeding the date such tender or exchange offer expires, references with respect to the tender or exchange offer to the 10 consecutive Trading Day period shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Trading Day next succeeding the date such tender or exchange offer expires and the last day of the related Observation Period in determining the applicable Conversion Rate; provided further that in respect of any conversion occurring prior to the date such tender or exchange offer expires with respect to which the related Observation Period would conclude during the three Trading Days from, and including, the Trading Day next succeeding the date such tender or exchange offer expires, references to the 10 consecutive Trading Day period shall be deemed replaced with a three consecutive Trading Day period with such adjustment to the Conversion Rate being applied on a retroactive basis from, and including, the Trading Day next succeeding the date such tender or exchange offer expires. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

(f) To the extent permitted by applicable law and the rules of any stock exchange or market upon which the Common Stock is listed or admitted for trading, the Company may increase the Conversion Rate by any amount for a period of at least 20 days if the Board of Directors determines that such increase would be in the best interest of the Company, which determination shall be conclusive.

(g) The Company may (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or any similar event treated as such for income tax purposes.

(h) Notwithstanding the foregoing provisions of this Section 9.02, the applicable Conversion Rate need not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the Issue Date;

(iv) for a change in the par value of the Common Stock; or

(v) for accrued and unpaid Interest (including any Additional Interest).

(i) All calculations under this Section 9.02 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. The Company will not be required to adjust the Conversion Rate unless the adjustment would result in a change of at least 1% in the Conversion Rate. However, the Company is required to carry forward any adjustments that are less than 1% of the Conversion Rate that it elects not to make and to make such adjustments upon the earlier of (i) the first day of the Observation Period in connection with any conversion of the Securities or (ii) such time as all adjustments that have not been made prior thereto would have the effect of adjusting the Conversion Rate by at least 1%.

(j) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. If the Company elects to provide for the Holders of the Securities to participate in any of the transactions described in this Section 9.02, the Company shall give prior written notice to the Trustee stating that such an adjustment will not take place. Unless and until a Trust Officer of the Trustee shall have received such Officers’ Certificate or the notice of no adjustment, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Security at such Holder’s last address appearing on the Securities Register provided for in Section 2.03 of this Supplemental Indenture. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k) Any case in which this Section 9.02 provides that an adjustment shall become effective immediately after (i) a Record Date for an event, (ii) the date fixed for the determination of a share split or combination pursuant to Section 9.02(a), or (iii) the Expiration Time for any tender or exchange offer pursuant to Section 9.02(e), (each a “Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (x) issuing to the Holder of any Security converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of such additional shares of Common Stock or other securities or in lieu of any fraction pursuant to Section 9.01. For purposes of this Section 9.02(k), the term “Adjustment Event” shall mean:

(1) in any case referred to in clause (i) hereof, the occurrence of such event,

(2) in any case referred to in clause (ii) hereof, the date any such dividend or distribution is paid or made, and

(3) in any case referred to in clause (iii) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(l) For purposes of this Section 9.02, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(m) Whenever any provision of this Article 9 requires a calculation of an average of Last Reported Sale Prices or Daily VWAP over a span of multiple days, the Company will make appropriate adjustments (determined in good faith by the Board of Directors) to account for any adjustment to the Conversion Rate that becomes effective at any time during the period from which the average is to be calculated. Such adjustments shall be effective as of the effective date of the adjustment to the Conversion Rate.

Section 9.03. Adjustment Upon Certain Fundamental Changes.

(a) If a Holder elects to convert Securities pursuant to Section 9.01(a)(iii)(B) or Section 9.01(a)(iii)(C) above in connection with a transaction described therein and the transaction has an Effective Date occurring on or prior to June 30, 2013 and also constitutes a Fundamental Change, subject to Section 9.04, the Conversion Rate for such Securities so converted shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below. Any conversion shall be deemed to have occurred in connection with such Fundamental Change only if such Securities are surrendered for conversion at a time when the Securities would be convertible as a result of the expected or actual occurrence of such Fundamental Change and notwithstanding the fact that a Security may then be convertible because another condition to conversion has been satisfied.

(b) The number of Additional Shares by which the Conversion Rate will be increased will be determined by reference to the table attached as Schedule A hereto, based on the Effective Date and the Stock Price paid per share of Common Stock in the Fundamental Change. If a Holder elects to convert its Securities prior to the Effective Date of any Fundamental Change, and the Fundamental Change does not occur, such Holder will not be entitled to an increased Conversion Rate in connection with such conversion.

(c) The Stock Prices set forth in the column headings of the table in Schedule A hereto will be adjusted as of any date on which the Conversion Rate of the Securities is adjusted pursuant to Section 9.02. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to the adjustment giving rise to the Stock Price adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table will be adjusted in the same manner as the Conversion Rate as set forth in Section 9.02.

The exact Stock Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:

(i) if the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional

Shares by which the Conversion Rate will be increased will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year.

(ii) if the Stock Price is greater than $70.00 per share (subject to adjustment), no Additional Shares will be added to the Conversion Rate.

(iii) if the Stock Price is less than $17.45 per share (subject to adjustment), no Additional Shares will be added to the Conversion Rate.

Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion of the Securities exceed 57.3065 per $1,000 principal amount of Securities, subject to adjustments in the same manner as the Conversion Rate under Section 9.02.

(d) Settlement of Securities tendered for conversion as to which the Conversion Rate will be increased by Additional Shares pursuant to this Section 9.03 shall occur as follows:

(i) if the last day of the Observation Period for such Securities is prior to the third Trading Day immediately preceding the Effective Date of the Fundamental Change, the Company shall deliver the Settlement Amount (together with cash in lieu of fractional shares), determined in accordance with Section 9.01(c) and Section 9.01(d) above, on the third Trading Day immediately following the last day of the Observation Period; provided that such Settlement Amount and related Daily Conversion Values shall be based on the Conversion Rate without giving effect to the Additional Shares to be added thereto as set forth in this subsection. As soon as practicable following the Effective Date of the Fundamental Change, the Company shall calculate an increased Settlement Amount for such Securities (based upon the same Observation Period and the same Daily VWAP for each Trading Day in such Observation Period) as if the Conversion Rate had been increased by the number of Additional Shares pursuant to this subsection. Promptly following the Effective Date of the Fundamental Change, the Company shall deliver the excess of the increased Settlement Amount over the Settlement Amount calculated without such Additional Shares. If such increased Settlement Amount results in an increase in the amount of cash to be paid to Holders, the Company shall pay such increase in cash, and if such increased Settlement Amount results in an increase in the Maximum Deliverable Shares, the Company shall deliver such increase in Reference Property (or, at the Company’s election as set forth in Section 9.01(c), in lieu of such Reference Property, cash payable or any combination of cash payable and Reference Property issuable upon the conversion). In no event shall the Company pay any such increase to the Settlement Amount if the transaction causing the increase to the Conversion Rate pursuant to this Section 9.03 does not become effective.

(ii) If the last day of the Observation Period for such Securities is on or after the third Trading Day immediately preceding the Effective Date of the Fundamental Change, the Company shall deliver the Settlement Amount (together with cash in lieu of fractional shares) in accordance with Section 9.01(c) and Section 9.01(d) above (such determination, for the avoidance of doubt, to include the number of Additional Shares to be added to the Conversion Rate as set forth in this subsection) on the later to occur of (a)

the Effective Date of the Fundamental Change and (b) the third Trading Day immediately following the Conversion Date relating to such Securities. Any shares of Common Stock to be delivered on or following the Effective Date of the Fundamental Change shall be subject to Section 9.04 and shall be delivered in Reference Property (or, at the Company’s election as set forth in Section 9.01(c), in lieu of such Reference Property, cash payable or any combination of cash payable and Common Stock issuable upon the conversion).

Section 9.04. Effect of Reclassification, Consolidation, Merger or Sale.

(a) If any of the following events occur: (i) any recapitalization, reclassification or change of Common Stock (other than a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, or other property or assets (or any combination thereof), or (ii) any statutory share exchange, consolidation or merger involving the Company pursuant to which the Common Stock will be converted into cash, securities or other property (or any combination thereof), or (iii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more Subsidiaries (any such event or transaction, a “Reorganization Event”), then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture) providing that at the effective time of the Reorganization Event, the right to convert a Security shall be changed into, with respect to each $1,000 in principal amount of such Security, a right to convert it into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to the effective time of such Reorganization Event would have owned or been entitled to receive upon such Reorganization Event (the “Reference Property”). For purposes of the foregoing, the type and amount of consideration that a holder of Common Stock would have been entitled to receive in the case of any such Reorganization Event that causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. Such supplemental indenture shall provide for provisions and adjustments which shall be as nearly equivalent as may be practicable to the provisions and adjustments provided for in this Article 9, Article 8 and Article 7 and the definition of Fundamental Change, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to such other Person if different from the original issuer of the Securities. If, in the case of any Reorganization Event, the cash, securities or other property receivable thereupon by a holder of Common Stock includes cash, securities or other property of a Person other than the successor or purchasing Person, as the case may be, in such Reorganization Event, then such supplemental indenture shall also be executed by such successor or purchasing Person, as the case may be, and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing.

(b) Following the effective time of any such Reorganization Event, settlement of Securities converted shall be in cash and units of Reference Property determined in accordance with Section 9.01(c) above based on the Daily Conversion Value and Daily VWAP of such Reference Property. For the purposes of determining such Daily Conversion Value and Daily VWAP, (i) if the Reference Property includes securities for which the price can be determined in a manner contemplated by the definition of Daily VWAP, then the value of such securities shall be determined in accordance with the principles set forth in such definition; (ii) if the Reference Property includes other property (other than securities as to which clause (i) applies or cash), then the value of such property shall be the fair market value (as determined by the Board of Directors in good faith) of such property; and (iii) if the Reference Property includes cash, then the value of such cash shall be the amount thereof.

(c) The Company shall cause notice of the execution of any supplemental indenture required by this Section 9.04 to be mailed to each Holder of Securities, at its address appearing on the Securities Register provided for in Section 2.03 of this Supplemental Indenture, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(d) The above provisions of this Section 9.04 shall similarly apply to successive Reorganization Events.

(e) If this Section 9.04 applies to any event or occurrence, Section 9.02 shall not apply in respect of such event or occurrence.

(f) None of the foregoing provisions shall affect the right of a Holder of Securities to convert the Securities into cash and shares of Common Stock, if applicable, as set forth in Section 9.01 prior to the effective time of such Reorganization Event.

Section 9.05. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to the Company or any Holder of Securities to determine the Conversion Rate, or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any cash or shares of Common Stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 9. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine whether a supplemental indenture needs to be entered into pursuant to Section 9.04 or the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 9.04 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Securities after any Reorganization Event or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 601 of the Original Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 9.06. Notice to Holders Prior to Certain Actions. In case:

(a) the Company shall declare a dividend (or any other distribution) on the Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 9.02; or

(b) the Company shall authorize the granting to holders of all or substantially all of the Common Stock of rights or warrants to subscribe for or purchase any shares of Common Stock; or

(c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

(e) the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Securities at his address appearing on the Securities Register provided for in Section 2.03 of this Supplemental Indenture, as promptly as possible but in any event at least three (3) calendar days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

Section 9.07. Stockholder Rights Plan. To the extent that the Company has a rights plan in effect upon conversion of the Securities into Common Stock, Holders that convert their Securities will receive, in addition to the Common Stock, the rights under the rights plan, unless prior to any conversion, the rights have separated from the Common Stock, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all Holders of Common Stock shares of the Company’s capital stock, evidences of indebtedness or assets as described in Section 9.02(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. In lieu of any such adjustment, the Company may amend such applicable stockholder rights agreement to provide that upon conversion of the Securities the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights which would have attached to such Common Stock if the rights had not become separated from the Common Stock under such applicable stockholder rights agreement.

ARTICLE 10

REDEMPTION

Section 10.01. Original Indenture. Article XI of the Original Indenture shall not apply to the Securities and hereafter shall be void and of no force and effect except solely with respect to any other series of securities issued under the Indenture; and, insofar as relating to the Securities, any reference to Article XI in the Original Indenture shall instead be deemed to refer to Article 10 of this Supplemental Indenture.

Section 10.02. Redemption. The Securities will not be redeemable by the Company prior to the Stated Maturity.

ARTICLE 11

MISCELLANEOUS

Section 11.01. Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Supplemental Indenture by the TIA, the provision required by the TIA shall control.

Section 11.02. Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 11.03. Successors. All agreements of the Company in this Supplemental Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 11.04. Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

Section 11.05. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 11.06. Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 11.07. Ordinary Course of Business Relationship. The Trustee is permitted to engage in other transactions with the Company and Subsidiaries from time to time, provided that if the Trustee acquires any conflicting interests, it must eliminate such conflicts upon the occurrence of an Event of Default or else resign. The Company may maintain banking relationship in the ordinary course of business with the Trustee and its affiliates. The Trustee is permitted to engage in other transactions with the Company and Subsidiaries from time to time, provided that if the Trustee acquires any conflicting interests, it must eliminate such conflicts upon the occurrence of an Event of Default or else resign. The Company may maintain banking relationship in the ordinary course of business with the Trustee and its affiliates.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

SMITHFIELD FOODS, INC.

By:	/s/ Carey J. Dubois
Name:	Carey J. Dubois
Title:	Vice President, Finance

U.S. BANK NATIONAL ASSOCIATION, as Trustee, not in its individual capacity

By:	/s/ Jack Ellerin
Name:	Jack Ellerin
Title:	Vice President

SCHEDULE A

The following table sets forth the number of Additional Shares to be received per $1,000 principal amount of Securities pursuant to Section 9.03 of this Supplemental Indenture:

Stock Price

Effective Date	$17.45	$20.00	$22.50	$25.00	$27.50	$30.00	$32.50	$35.00	$40.00	$45.00	$50.00	$60.00	$70.00
July 8, 2008	13.2245	11.3030	9.0616	7.4344	6.2192	5.2890	4.5613	3.9809	3.1219	2.5231	2.0852	1.4911	1.1085
June 30, 2009	13.2245	10.7481	8.4237	6.7710	5.5634	4.6591	3.9666	3.4255	2.6458	2.1191	1.7431	1.2443	0.9276
June 30, 2010	13.2245	9.9908	7.5539	5.8710	4.6802	3.8178	3.1794	2.6967	2.0308	1.6038	1.3107	0.9346	0.7002
June 30, 2011	13.2245	9.0126	6.4011	4.6762	3.5184	2.7274	2.1764	1.7845	1.2866	0.9970	0.8113	0.5841	0.4437
June 30, 2012	13.2245	7.6300	4.6893	2.9103	1.8509	1.2254	0.8559	0.6355	0.4157	0.3187	0.2644	0.1980	0.1536
June 30, 2013	13.2245	5.9180	0.3624	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

EXHIBIT A

[IF THIS NOTE IS TO BE A GLOBAL SECURITY, INSERT:]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

No. [ ]	Principal Amount $[ ]
as revised by the Schedule of
Increases and Decreases in Global Security attached hereto.

CUSIP No.: 832248 AR9
ISIN: US832248AR98

4.00% Convertible Senior Notes due 2013

Smithfield Foods, Inc., a Virginia corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to as the “Company”), promises to pay to Cede & Co., or registered assigns, the principal sum of [            ], as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on June 30, 2013.

Interest Payment Dates: June 30 and December 30

Regular Record Dates: June 15 and December 15

Additional provisions of this Security are set forth on the attached “Terms of Securities.”

Date of Security: [            ], 2008

SMITHFIELD FOODS, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
Authorized Signatory

TERMS OF SECURITIES

4.00% Convertible Senior Notes due 2013

This Security is one of a duly authorized issue of 4.00% Convertible Senior Notes due 2013 of the Company issued under an Indenture dated as of June 1, 2007, as supplemented and modified by a First Supplemental Indenture dated as of June 22, 2007 and a Second Supplemental Indenture dated as of July 8, 2008 (as so supplemented and as may be further amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), between the Company and the Trustee, to which reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders. Additional Securities may be issued under the Indenture in an unlimited aggregate principal amount subject to certain conditions specified in the Indenture. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture. In the event of any conflict or inconsistency between the terms and provisions of this Security and the terms and provisions of the Indenture, the terms and provisions of the Indenture shall control.

1)	Interest

The Company promises to pay interest on the principal amount of this Security at the rate of 4.00% per annum until June 30, 2013.

Interest on the Securities shall accrue from and including the date of Security specified on the face of this Security until the principal thereof is paid or made available for payment. Interest shall be payable semi-annually in arrears on June 30 and December 30 in each year, commencing December 30, 2008. If any interest payment date falls on a day that is not a Business Day, such interest payment date shall be postponed to the next succeeding Business Day and no interest on such payment will accrue for the period from the interest payment date to such next succeeding Business Day. If the Stated Maturity would fall on a day that is not a Business Day, the required payment of interest, if any, and principal (and Additional Interest, if any), will be made on the next succeeding Business Day and no interest on such payment will accrue for the period from and after the Stated Maturity to such next succeeding Business Day. If a Fundamental Change Purchase Date would fall on a day that is not a Business Day, the Company will purchase the Securities tendered for purchase on the next succeeding Business Day and no interest or Additional Interest on such Securities will accrue for the period from and after the earlier Fundamental Change Purchase Date to such next succeeding Business Day. The Company will pay the Fundamental Change Purchase Price promptly following the later of (i) such next succeeding Business Day or (ii) the time of book entry transfer or the delivery of the notes as set forth in Section 8.01(c) of the Indenture.

A Holder of any Security after 5:00 p.m., New York City time, on a Regular Record Date shall be entitled to receive interest (including any Additional Interest), on such Security on the corresponding interest payment date. Holders of Securities at 5:00 p.m., New York City time, on a Regular Record Date will receive payment of interest (including any Additional Interest)

payable on the corresponding interest payment date notwithstanding the conversion of such Securities at any time after 5:00 p.m., New York City time, on such Regular Record Date. Securities surrendered for conversion during the period after 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the corresponding interest payment date must be accompanied by payment of an amount equal to the interest (including any Additional Interest) that the Holder is to receive on the Securities. Notwithstanding the foregoing, no such payment of interest (including any Additional Interest) need be made by any converting Holder (i) for conversions with a Conversion Date on or after June 15, 2013, (ii) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding interest payment date, or (iii) to the extent of any overdue interest (including any overdue Additional Interest) existing at the time of conversion of such Security. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest or Additional Interest on converted Securities will be payable by the Company on any interest payment date subsequent to the Conversion Date and delivery of the cash and shares of Common Stock, if applicable, pursuant to Article 9 of the Indenture, together with any cash payment for any fractional share, upon conversion will be deemed to satisfy the Company’s obligation to pay the principal amount of the Securities and accrued and unpaid interest and Additional Interest, if any, to, but not including, the related Conversion Date.

Whenever in this Security there is a reference, in any context, to the payment of the principal of, premium, if any, or interest on, or in respect of, any Security, such mention shall be deemed to include mention of the payment of Additional Interest as provided for in the Indenture to the extent that, in such context, the Additional Interest is, was or would be payable in respect of such Security and express mention of the payment of Additional Interest (if applicable) in any provisions of this Security shall not be construed as excluding Additional Interest in those provisions of this Security where such express mention is not made.

2)	Method of Payment

By no later than 11:00 a.m., New York City time, on the date on which any principal of or interest and Additional Interest, if any, on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal or interest (including any Additional Interest), when due. Principal on Definitive Securities shall be payable at the office or agency of the Company maintained for such purpose, initially the agency of the Trustee at U.S. Bank National Association, 100 Wall Street, 16th Floor, New York, New York 10005. Interest (including Additional Interest, if any) on Definitive Securities will be payable (i) to each Holder of Securities having an aggregate principal amount of $5,000,000 or less, by check mailed to such Holder and (ii) to each Holder of Securities having an aggregate principal amount of more than $5,000,000, either by check mailed to such Holder or, upon application by such Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

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3)	Paying Agent, Registrar and Conversion Agent

Initially, the Trustee will also act as Paying Agent, Registrar and Conversion Agent. The Company may appoint and change any Paying Agent, Registrar or Conversion Agent without notice. The Company or any of its domestically organized, wholly owned Subsidiaries may act as Paying Agent, Registrar or transfer agent.

4)	Purchase at the Option of the Holder Upon a Fundamental Change

If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option and subject to the terms and conditions of the Indenture, to require the Company to purchase any or all of the Holder’s Securities, or any portion of the principal amount thereof, that is equal to $1,000 or an integral multiple of $1,000 at the Fundamental Change Purchase Price specified in the Indenture.

5)	Conversion

Subject to the conditions and procedures set forth in the Indenture, and during the periods specified in the Indenture, a Holder may convert its Securities prior to the close of business on the third Scheduled Trading Day immediately preceding Stated Maturity, into cash and shares of Common Stock, if any, at the Conversion Rate.

The initial Conversion Rate is, in respect of each $1,000 principal amount of Securities, 44.0820 shares of Common Stock, subject to adjustments as set forth in the Indenture. Upon conversion, the Company will pay cash and shares of Common Stock, if any, based on a Daily Conversion Value calculated on a proportionate basis for each of 40 consecutive Trading Days during the Observation Period, as set forth in the Indenture. The amount of cash payable will be equal to the lesser of the principal amount of the Security being converted and the conversion value of such Security.

A Holder may convert a portion of the Securities only if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture.

6)	Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of principal amount of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents. No service charge shall be made for any registration of transfer or exchange of the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection with any such transfer or exchange. Neither the Company nor the Registrar shall be required to exchange or register a transfer of any Securities surrendered for conversion or, if a portion of any Security is surrendered for conversion, the portion thereof surrendered for conversion.

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7)	Persons Deemed Owners

The registered Holder of this Security may be treated as the absolute owner of such Security for all purposes whatsoever.

8)	Amendment, Waiver

The Indenture contains provisions permitting an amendment of the Indenture or the Securities with the written or electronic consent of the Holders of at least a majority in principal amount of the Securities then outstanding and the waiver of any Event of Default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Holder affected) or noncompliance with any provision with the written consent of the Holders of a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities).

In addition, the Indenture permits an amendment of the Indenture or the Security without the consent of any Holder under circumstances specified in the Indenture.

9)	Defaults and Remedies

(a) The Indenture sets forth events that constitute an Event of Default under the Indenture. If certain Events of Default occur and are continuing, there may be declared due and payable the principal amount of, and accrued and unpaid interest, if any, and Additional Interest, if any, on, the Securities in the manner and with the effect provided in the Indenture. If certain bankruptcy or insolvency events occur and are continuing with respect to the Company, the principal amount of, together with accrued and unpaid interest and Additional Interest on, the Securities shall automatically become due and payable in accordance with the terms of the Indenture.

(b) Notwithstanding anything in paragraph (a) of this section, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure by the Company to comply with the obligation to provide certain reports and information as set forth in Section 3.02(b) of the Indenture and for any failure to comply with §314(a)(1) of the Trust Indenture Act of 1939, as amended, will for the first 120 days after the occurrence of such an Event of Default, consist exclusively of the right for Holders to receive Additional Interest on the Securities equal to 0.25% per annum of the principal amount of the Securities. If the Company so elects, such Additional Interest will be payable in the same manner and on the same dates as the stated interest payable on the Securities. The Additional Interest will accrue on all outstanding Securities from and including the date on which such Event of Default first occurs to but not including the 120th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived). On such 120th day after such Event of Default (if the Event of Default relating to such obligation is not cured or waived prior to such 120th day), such Additional Interest will cease to accrue and the Securities will be subject to acceleration as provided above. In the event the Company does not elect to pay the Additional Interest upon such Event of Default in accordance with this paragraph, the Securities will be subject to acceleration as provided in paragraph (a) of this section.

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(c) In order to elect to pay the Additional Interest in accordance with paragraph (b) of this section, the Company must notify all Holders, the Trustee and the Paying Agent of such election. Upon the failure of the Company to give timely such notice or pay the Additional Interest specified in paragraph (b) of this section, the Securities will be subject immediately to acceleration as provided in paragraph (a) of this section.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it in its sole discretion. Subject to certain limitations, Holders of a majority in principal amount of the outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal of or interest (including any Additional Interest) on any Security) if it determines in good faith that withholding notice is in the interests of the Holders.

10)	Sinking Fund

The Securities are not subject to any sinking fund.

11)	Redemption

The Securities will not be redeemable by the Company.

12)	Defeasance

The Securities will not be subject to legal defeasance or covenant defeasance. Accordingly, Section 402 of the Original Indenture shall not apply with respect to the Securities.

13)	Trustee Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14)	No Recourse Against Others

An incorporator, director, officer, employee, Affiliate or stockholder, of the Company, solely by reason of this status, shall not have any liability for any obligations, covenants or agreements of the Company under or in the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations, covenants or agreements. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15)	Authentication

This Security shall not be valid until an authorized signatory of the Trustee authenticates this Security.

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16)	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

17)	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities as a convenience to Holders. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers placed thereon.

18)	Governing Law

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security. Requests may be made to:

Smithfield Foods, Inc.

200 Commerce Street

Smithfield, Virginia 23430

Attention: Chief Financial Officer

6

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                          agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee	Date

FORM OF CONVERSION NOTICE

To: Smithfield Foods, Inc.

The undersigned registered holder of this Security hereby exercises the option to convert this Security, or portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, for cash and shares of Common Stock of Smithfield Foods, Inc., if any, in accordance with the terms of the Indenture referred to in this Security, and directs that cash and the shares, if any, issuable and deliverable upon such conversion, and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If cash, shares or any portion of this Security not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

This notice shall be deemed to be an irrevocable exercise of the option to convert this Security.

Dated:

Signature(s)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

Signature Guarantee

Fill in for registration of shares if to be delivered, and Securities if to be issued other than to and in the name of registered holder:

Principal amount to be converted (if less than all); $ ,000
(Name)

(Street Address)

(City state and zip code) Please print name and address	Social Security or Other Taxpayer Number

2

FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To: Smithfield Foods, Inc.

The undersigned registered holder of this Security hereby acknowledges receipt of a notice from Smithfield Foods, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Security and directs that the check or Common Stock of the Company, as applicable, in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

Signature Guarantee

Fill in for registration of shares if to be delivered, and Securities if to be issued other than to and in the name of registered holder:

Principal amount to be converted (if less than all); $ ,000
(Name)

(Street Address)

(City state and zip code) Please print name and address	Social Security or Other Taxpayer Number